UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 2, 2011

MPG OFFICE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

(Registrant’s telephone number, including area code)
213-626-3300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
Item 9.01	Financial Statements and Exhibits.

Signatures

Exhibit 99.1	Second Amendment to Second Amended and Restated 2003 Incentive Award Plan

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Effective February 2, 2011, the Compensation Committee of the Board of Directors (the “Board”) approved a change in the type of equity awards granted to MPG Office Trust, Inc.’s non-employee directors.  Effective February 2, 2011, each individual who first becomes an Independent Director (as defined in the Second Amended and Restated 2003 Incentive Award Plan (the “Incentive Plan”) on or after February 2, 2011 shall be granted an award of 1,875 restricted stock units, with dividend equivalents, on the date on which he or she initially becomes an Independent Director. Independent Directors no longer receive awards of stock options upon initial election or re-election to the Board. The terms of the Company’s director compensation program otherwise remain unchanged.

Effective February 2, 2011, in connection with a revision to the Company’s director compensation program, the Compensation Committee of the Board adopted the Second Amendment to the Incentive Plan to reflect the changes to the grant of equity awards to non-employee directors thereunder.

The foregoing summary is qualified in its entirety by reference to the full text of the Second Amendment to the Incentive Plan, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1*	Second Amendment to Second Amended and Restated 2003 Incentive Award Plan
_________
*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPG OFFICE TRUST, INC. Registrant

/s/ JONATHAN L. ABRAMS
Jonathan L. Abrams Senior Vice President, General Counsel and Secretary

Dated:   As of February 8, 2011